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                                                                    EXHIBIT 10.2

                            STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into by and between Charles Brehm, an individual residing at 315 Townshipline Road, Douglasville, PA 19518 (hereinafter sometimes referred to as "Seller"), and EarthCare Company, a Delaware Corporation (hereinafter referred to as "EarthCare" or "Buyer").
WITNESSETH:
WHEREAS, the Seller is the owner of 100 shares of common stock no par value per share of Brehm's Cesspool Services, Inc., a Pennsylvania corporation, engaged in liquid waste collection and disposal activities (said corporation is hereinafter sometimes referred to as the "Company") (said shares of Brehm's Cesspool Services, Inc. common stock are hereinafter sometimes collectively referred to as the "Brehm Common Stock"); and

WHEREAS, the Brehm Common Stock constitutes all of the issued and outstanding shares of capital stock of the Company; and

WHEREAS, the parties hereto desire that the Buyer acquire the Brehm Common Stock in exchange for cash and shares of the common stock, $.0001 par value, of the Buyer (said shares of common stock are hereafter sometimes referred to as the "EarthCare Common Stock")

NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration the mutual receipt and sufficiency of which is hereby acknowledged by the parties hereto, THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND, HEREBY AGREE AS FOLLOWS:

1.       PURCHASE AND SALE OF STOCK.

A. Upon the basis of the representations and warranties contained herein and subject to the terms and conditions of this Agreement, at the time of "Closing" (as hereinafter defined) Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, all of the Brehm Common Stock.

B. At the time of Closing, as the purchase price for the Brehm Common Stock, and in exchange therefor, Buyer shall pay to Seller:

                  (1) Shares of EarthCare Common Stock equal in Value (as defined hereinafter) to $500,000 less the Holdback Shares (as hereinafter defined) duly registered under the Securities Act of 1933 as amended (the "Act") and applicable state securities laws, to the extent necessary to permit the disposition of such shares by Seller; provided, however that such shares shall be subject to a lock-up agreement as in the form of Exhibit 1-B, attached hereto (the "Lock-up Agreement"), and

                  (2) $1,000,000 cash, less the Holdback Cash (as hereinafter defined)

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For purposes of determining the number of shares of EarthCare Common Stock to be issued to Seller pursuant to Section 1B(1) above, the "Value" of such shares shall be based upon the average closing price of EarthCare Common Stock as reflected on NASDAQ (Bulletin Board) for the ten (10) trading days immediately preceding the Closing Date.

2. CLOSING. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Brehm Common Stock (the "Closing") shall be held at 10:00 a.m. March 31, 1999, at the Reading, Pennsylvania offices of Stevens & Lee, P.C. or at such other time and date as shall be mutually agreed upon by the parties hereto in writing. (Such time and date is sometimes hereinafter referred to as the "Closing Date" or "Closing".)

3. PROCEDURE AT THE CLOSING. At the Closing, the parties hereto agree to take the following steps in the order listed:

A. Seller shall deliver to the Buyer the Brehm Common Stock, and such stock powers and other instruments to transfer to the Buyer good and marketable title to the Brehm Common Stock, free and clear of all liens, claims and encumbrances.

B.       In exchange for the Brehm Common Stock, Buyer shall transfer to Seller:

                  (1) Shares of registered EarthCare Common Stock equal in Value to $500,000 less that number of shares of registered EarthCare Common Stock equal in Value to $150,000, which shares are hereinafter referred to as the "Holdback Shares", and

                  (2) $1,000,000 (subject to adjustment as set forth in Section 3E hereof) by wire transfer to an account of Seller designated by Seller, less $100,000, (hereinafter referred to as the "Holdback Cash").

C. Buyer shall transfer to an escrow holder (the "Escrow Holder"), mutually agreed to by Buyer and Seller, the Holdback Shares and Holdback Cash. Buyer, Seller and Escrow Holder shall execute an escrow agreement (the "Escrow Agreement") the form of which is attached hereto as Exhibit 3-C.

D. The parties shall also exchange an executed Lock-up Agreement as well as a consulting agreement, in the form attached hereto as Exhibit 3-D.

E.       The purchase price shall be adjusted (the "Adjustment") as follows:

1. If the Company's current assets as of the Closing Date exceed the Company's current liabilities as of such date, then such excess shall be paid to Seller as an addition to the purchase price.
2. If the Company's current liabilities as of the Closing Date exceed the Company's current assets as of such date, then Seller shall reimburse to Buyer an amount equal to such deficiency.
3.       The adjustment to be made under this paragraph shall be made 120 days

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after the Closing Date ("the Adjustment Date"). Current assets and current liabilities shall be determined in accordance with generally accepted accounting principles except that accounts receivable, including unbilled services rendered to the date of Closing and billed thereafter (the "Accounts Receivable"), will be considered current assets only if collected prior to the Adjustment Date or are otherwise accepted in writing by Buyer. Buyer agrees that all amounts collected shall be applied first to Accounts Receivable generated prior to the Closing and that Buyer shall cause the Company to collect the Accounts Receivable in the same manner as that employed by Buyer and its affiliates in the collection of accounts receivable in general.

4.       The Adjustment shall be made hereunder as follows:

         a. If there is an excess of current assets over current liabilities, the excess, to the extent of cash collected through the Adjustment Date, shall be paid to Seller on the Adjustment Date. To the extent such excess is in the form of yet uncollected Accounts Receivable, Buyer shall cause the Company to continue to collect such outstanding Accounts Receivables after the Adjustment Date and Buyer shall pay to Seller, monthly, Accounts Receivables thereafter collected. Payment on account of the Accounts Receivables shall be made by the 10th day of each month for collections received during the preceding month and shall be accompanied by a statement of Accounts Receivables collected.
         b. If the current liabilities exceed current assets then, at Seller's election, (a) Seller shall pay to Buyer the amount of such deficiency or (b) the number of the Holdback Shares (as defined in Paragraph 3-B(1)) having a Value (calculated at the then current market) equal to the deficiency shall be released to Buyer and, in either such event, Buyer shall pay to Seller on a monthly basis as described above, an amount equal to the Accounts Receivable thereafter collected by the Company.

4.       REPRESENTATIONS AND WARRANTIES OF SELLER.

In order to induce the Buyer to enter into this Agreement and to consummate the transactions contemplated hereunder, the Seller hereby makes the following representations and warranties to and covenants and agreements with, Buyer:

A. ORGANIZATION AND EXISTENCE. The Company is a corporation duly organized and validly subsisting under the laws of the Commonwealth of Pennsylvania, and has all requisite corporate power and authority to carry on its business as now conducted. Neither the nature of the business of the Company nor the character of the properties owned or leased by it requires qualification to do business as a foreign corporation in any jurisdiction. Seller has delivered to Buyer a true and correct copy of the Articles of Incorporation (duly certified by the Secretary of State of Pennsylvania) and By-Laws of the Company (certified by its Secretary).

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B.       SUBSIDIARIES OR OTHER ENTITIES. The Company has no subsidiaries, nor does it have any ownership interests in any other corporations, partnerships, joint ventures or other business enterprises.

C. CAPITALIZATION. The Company is authorized to issue 100 shares of common stock, no par value, of which 100 shares are issued and outstanding at the time of the execution of this Agreement. The Brehm Common Stock constitutes all of the issued and outstanding shares of capital stock of the Company. The Brehm Common Stock, all of which has been duly issued, is validly outstanding, is fully paid and nonassessable, and is held of record and beneficially by Seller; there is no outstanding subscriptions, options, warrants or rights to receive, purchase or subscribe to, or securities convertible into or exchangeable for, any issued or unissued shares of the capital stock of the Company. The Company has no liability for dividends declared but unpaid. Except as contemplated herein, as of the Closing, the Seller has not, and has not permitted the Company, to issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of the Brehm Common Stock.

D. STOCK OWNERSHIP. At the time of Closing, Seller shall have good, marketable and valid title to the Brehm Common Stock, and there shall be, no restrictions to the sale and transfer of the Brehm Common Stock to Buyer. Upon delivery of the Brehm Common Stock to Buyer, the Brehm Common Stock (i) shall constitute all of the issued and outstanding shares of capital stock of the Company, and (ii) shall be free and clear of all security interests, liens, charges, pledges, mortgages, encumbrances or rights of third parties whatsoever. There are no existing options, calls, or commitments relating to any issued, or authorized but unissued, capital stock of the Company.

E.       FINANCIAL CONDITION.
Seller represents and warrants to Buyer that the Company's gross revenues for the year ended December 31, 1998 were not less than $1,700,000 and that gross revenues for the period January 1, 1999 through February 28, 1999 were in excess of $250,000. Long term liabilities of the Company do not exceed $110,000 and will be paid on or before the Closing Date.

F.       ASSETS.
1. The Company has good and marketable title to or a valid leasehold interest in and is in possession of, all of its assets, equipment, vehicles, properties and rights, including all properties, assets, vehicles and equipment listed on Schedule 4-F attached hereto, free and clear of all liabilities, mortgages, liens, pledges, security interests, restrictions, conditional sales agreements, title retention agreements, charges or encumbrances except: (i) taxes constituting a lien, set forth on Schedule 4-F attached hereto, but not yet due and payable; (ii) those obligations set forth in Schedule 4-F; and
(iii) leases set forth in Schedule 4-F. Seller represents that Schedule 4-F sets forth a list of all assets, equipment, vehicles, properties, and rights, waste compaction bodies, containers,

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machinery, shop tools and miscellaneous equipment, office furniture, fixtures, computer hardware/software and equipment owned by the Company which have a net book value in excess of $1,000 as of the date of this Agreement (hereinafter sometimes referred to as the "Operating Equipment"); such list identifies the Operating Equipment by manufacturer, model number and serial number, where available.

2. Except as set forth in Schedule 4-F, all of the Operating Equipment is, in due regard to its age, in good operating condition (normal wear and tear excepted), and is in adequate condition to service the Company's Customer Accounts (as hereinafter defined) and to conduct the operations of the Company as it exists on the Closing Date.

3. To the knowledge of the Seller there has not been any material adverse change in the Operating Equipment, in the aggregate, since the inspection of such Operating Equipment by Buyer on March 24, 1999. G. LIABILITIES. Except as set forth in Schedule 4-G attached hereto, or in any other Schedule or Exhibit delivered pursuant hereto, neither the Company nor its assets or properties are subject to any liabilities or obligations (accrued, absolute, contingent or otherwise), and the Company is not in material default in respect of any material term or condition of any material indebtedness or liability. The transactions contemplated by this Agreement do not and will not subject the Company or the Buyer to any claim or liability for any obligation, debt or contract other than specifically disclosed in this Agreement and the Schedules attached hereto. Except as set forth in Schedule 4-G attached hereto, all required consents of creditors and customers have been obtained for performance of this Agreement.

H.       CUSTOMER ACCOUNTS, MUNICIPAL CONTRACTS AND RELATED MATTERS.

1. "Customer Accounts" are the current commercial, industrial and residential customers of the Company pursuant to which the Company provides waste removal, collections, storage and/or disposal on a frequency which is greater than once per year. Said Customer Accounts are listed on Schedule 4-H attached hereto. (Each of the Customer Accounts listed in Schedule 4-H shall identify the name and address of each of the Customer Accounts, and shall reflect as to each the current monthly billing amount and frequency of service.)

2. Also included in Schedule 4-H is a true, accurate and complete listing of all written service agreements, franchises, licenses or other contracts equal or greater than $5,000 annually, if any, for the collection and transportation of waste to which the Company is a party and which relate to Customer Accounts. Original copies of all such contracts shall be delivered by the Seller to the Buyer no later than the Closing Date, and such copies shall be true, accurate and complete and shall include all amendments, supplements or other modifications to such contracts. Except as disclosed in Schedule 4-H, to the knowledge of the Seller, neither the Company nor any other party to any of the Company's municipal contracts or Customer Accounts is in material default or alleged to be in material default thereunder and as

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of Closing, and to the knowledge of Seller, there exists no condition or event which, after notice or the lapse of time or both, would constitute such a material default. The sale, transfer and assignment of the Brehm Common Stock will not result in a breach, violation or default of any of the Company's municipal contracts or Customer Accounts.

3. Except as otherwise disclosed in Schedule 4-H, the Seller knows of no oral or written communication, fact, event or action other than industry consolidation or other general economic conditions, which exists or has occurred within 90 days prior to the date of execution of this Agreement, which would cause a reasonable person to conclude that any current customers of the Company intends to terminate its business relationship with the Company.

4. Except for deminimis amounts, to the knowledge of the Seller, none of the Customer Accounts, service agreements, franchises, licenses, or other contracts for collection and transportation of waste, in any manner involve the collection or transportation of waste materials classified as hazardous, toxic, chemical or radioactive under the laws of the United States or the Commonwealth of Pennsylvania or under any rules or regulations promulgated by any administrative agency thereof.

I. MATERIAL CONTRACTS. Attached hereto as Schedule 4-I is a list and brief description, as of the date of this Agreement, of material leases, contracts, commitments, agreements and other documents to which the Company is a party or by which it is bound and which is related to the operation of its business. Except for contracts and documents listed in Schedule 4-I, the Company is not a party to or bound by any written or oral (i) contracts not made in the ordinary course of business; (ii) employment contracts, other than those terminable at the will of the Company; (iii) contracts with any labor union or association;
(iv) bonus, pension, profit sharing, retirement, hospitalization, insurance or other plan providing employee benefits; (v) leases with respect to any property, real or personal, whether as lessor or lessee; (vi) continuing contracts for the future purchase of materials, supplies or equipment in excess of the requirements of its business now booked; (vii) contracts or commitment for capital expenditures; (viii) contracts continuing over a period of more than six (6) months from its date; or (ix) material contracts necessary to conduct the operations and business of the Company. A true copy of each written contract, commitment and agreement listed on Schedule 4-I has been furnished to Buyer prior to Closing.

J. EMPLOYEES - LABOR MATTERS. Attached hereto as Schedule 4-J is a complete list of all employees of the Company whose duties are related to the operation of the business of the Company. Seller warrants there exists no pending or, to the knowledge of Seller, threatened actions by any of its employees alleging sex, age, race, or other discriminatory practices, no current effort to organize these employees into collective bargaining units, and no collective bargaining agreement is now in effect. There are no contracts, written or oral, between the Company and any of its employees, except as specifically disclosed in Schedule 4-J.

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K.       INSURANCE. As of the Closing, the Company maintains in effect insurance policies covering its assets and business as set forth in Schedule 4-K in the amount identified therein. Except as set forth in Schedule 4-K attached hereto, there are no pending material property damage or personal injury claims against the Company or any of its assets.

L. LICENSES AND PERMITS. The Company possesses all licenses and other required governmental or official approvals, permits or authorizations, if any, of which the failure to possess would have a material adverse effect on the business, financial condition or results of operations of the Company, taken as a whole, including, without limitation, all common carrier rights, certificates of public need, waste material transportation permits, trademarks and trade names necessary to carry on its business as now being conducted, without known conflict with valid licenses, permits, trademarks and trade names of others. All such licenses and permits are in full force and effect, and Seller has received no notices of any violations thereof which remain uncured as of the Closing Date. There is no proceeding pending, or to the knowledge of Seller threatened, to revoke, suspend or otherwise limit such licenses or permits. A list of such licenses and permits is set forth on Schedule 4-L.

M. TAX MATTERS. Except as set forth in Schedule 4-M, the Company has timely filed all federal, state, sales tax, franchise tax, and other tax returns which are required to be filed by it and has paid or has made provision for the payment of all taxes which have or may become due pursuant to said returns. All taxes, including, without limitation, withholding and social security taxes due with respect to the Company's employee, federal and state income tax liabilities, corporate franchise taxes, sales, use, excise and ad valorem taxes, due and payable by the Company on or before the Closing Date have or will be paid. The Company has filed all reports required to be filed by it with all such taxing authorities.

N. LITIGATION. Except as disclosed in Schedules 4-N and 4-H attached hereto, the Company has not received any written notices of material default and is not in material default of (a) any order, writ, injunction or decree of any court, or any federal, state, municipal or other governmental department, commission, board, bureau or instrumentality, or (b) any agreement or obligation to which the Company is a party or by which the Company is bound or to which the Company or any of the property of the Company's may be subject. Except as disclosed in Schedules 4-N and 4-H, there are no material outstanding claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Seller, threatened against the Company or which affect the Company or any of its assets or property, at law or in equity before or by any federal, state, municipal court or other governmental department, authority, commission, board, bureau, agency or instrumentality.

O. COMPLIANCE WITH LAWS. Except as otherwise disclosed in Schedule 4-O attached hereto, the Company is in compliance in all material respects with all federal, state, and local laws, ordinances, regulations, rules, and orders

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applicable to it or to its assets including, without limitation, all laws and regulations relating to the protection of the environment, the safe conduct of the Company's business, anti-competitive practices, discrimination, employment, wage and hour practices and health. The Company has not received notification of any asserted past or present failure to comply with any of such laws or regulations which remain unsecured as of the Closing Date.

P. ENVIRONMENTAL MATTERS Except as disclosed in Schedule 4-P attached hereto, there are no claims, actions, suits, proceedings or investigations relating to any Environmental Law (as hereinafter defined) pending or to the knowledge of Seller threatened against the Company. Except as set forth on
Schedule 4-P attached hereto to the knowledge of Seller: (i) no release of any hazardous substance or regulated substance has occurred or is occurring as a result of the business of the Company; (ii) no hazardous substance or regulated substance is currently present at, or has been previously generated, stored, treated or disposed of at any landfill by the Company or through the conduct of the business of the Company except deminimis amounts mixed with household waste; (iii) no underground or partially underground storage tank has been or is currently located at any facility of the Company; (iv) the business, activities and processes heretofore conducted by the Company comply in all material respects with all applicable Environmental Laws; (v) no facility of the Company is listed on any list, registry or other compilation of sites that require, or potentially require, removal, remedial action or any other response under any Environmental Law as the result of the presence, release or potential release of any hazardous substance or regulated substance; (vi) neither Seller nor the Company has received any notice that the Company is liable or responsible, or potentially liable or responsible, for any costs of any removal, remedial action or other response under any Environmental Law as the result of the presence, release or potential release of any hazardous substance or regulated substance; and (vii) there is no pending litigation or administrative proceeding (and Seller does not know of any potential or threatened litigation or administrative proceeding) in which it is asserted that the Company has materially violated or is not in materially compliance with any material Environmental Law. "Environmental Law" means all laws, statutes or acts of the United States of America, the Commonwealth of Pennsylvania, or any political subdivision thereof as of the date hereof, that relate to the condition of the air, ground or surface water, land or other parts of the environment, to the release or potential release of any substance or radiation into the air, ground or surface water, land or other parts of the environment, or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or other handling of substances that might pollute, contaminate or be hazardous or toxic if present in the air, ground or surface water, land, or other parts of the environment. To the knowledge of Seller, the landfills and other disposal sites to which waste material transported by the Company has been delivered are properly licensed pursuant to applicable Environmental Laws to receive the material disposed of therein.

Q. NO BROKERS'S OR AGENT'S FEES. No agent, broker, finder, representative or other person or entity acting pursuant to authority of the

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Seller will be entitled to any commission or finder's fee in connection with the origination, negotiation, execution or performance of the transactions contemplated under this Agreement.

R.       NO MATERIAL OR ADVERSE CHANGE. Except as otherwise disclosed in
Schedule 4-R attached hereto, since December 31, 1998, there has not been: (i) any material adverse change in the financial condition, assets, liabilities, business or results of operations of the Company; (ii) to the knowledge of the Seller, any threatened or prospective event or condition of any character whatsoever which could materially and adversely affect the business, financial condition or results of operations of the Company; (iii) any sale or other disposition of any of the Company's assets other than the ordinary course of business; or (iv) any damage, destruction or loss (whether or not insured) materially and adversely affecting the property, business or prospects of the Company.

S. DUE AUTHORIZATION AND ABSENCE OF BREACH. This Agreement and all other agreements of the Seller executed in connection herewith constitute valid and binding obligations of the Seller, enforceable in accordance with their respective terms. Except as set forth in Schedule 4-S attached hereto, neither the execution and delivery of this Agreement (or any agreement contemplated hereunder) nor the consummation of the transactions contemplated hereby will:
(i) conflict with or violate any provision of the Articles of Incorporation or By-Laws of the Company; (ii) conflict with or violate any decree, writ, injunction or order of any court or administrative or other governmental body which is applicable to, binding upon or enforceable against the Company or Seller; or (iii) result in any breach of or default (or give rise to any right of termination, cancellation or acceleration) under any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against the Seller or the Company or its assets.

T.       AUTHORITY TO CONTRACT. Except for the consent of the lenders listed in
Schedule 4-T attached hereto which will be satisfied as of Closing, Seller has the full power, right and authority to enter into and perform this Agreement without the consent of any person, entity or governmental agency, and the consummation of the transactions contemplated by this Agreement will not result in the breach or termination of any provision of or constitute a default under any lease, indenture, mortgage, deed of trust or other agreement or instrument or any order, decree, statute or restriction to which Seller or the Company is a party or by which the Company is bound or to which the outstanding shares of stock of the Company or any of the properties of the Company is subject.

U. ACCURACY OF THE INFORMATION FURNISHED BY THE SELLER. No representation, statement or information made or furnished by the Seller to the Buyer contained in this Agreement and the various exhibits attached hereto contain any untrue statement of any material fact or omit any material fact necessary to make the information contained therein not misleading. As used herein, the term "knowledge of Seller" or any derivative thereof, shall mean

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the actual knowledge of Charles Brehm without investigation. All representatives set forth in this Section 4 are made as the Closing Date unless otherwise indicated to the contrary. Seller makes no other representation or warranty, express or implied, to Buyer except those representations and warranties set forth in this Section 4.

5. REPRESENTATION AND WARRANTIES OF BUYER. In order to induce the Seller to enter into this Agreement and to consummate the transactions contemplated hereunder, the Buyer hereby makes the following representations and warranties to, and covenants and agreements with, Seller:

A. ORGANIZATION AND EXISTENCE. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all the requisite corporate power and authority to carry on its business as now conducted and to consummate the transactions contemplated by this Agreement and is authorized to do business in the Commonwealth of Pennsylvania.

B. AUTHORITY TO CONTRACT. The execution, delivery and performance of this Agreement and the documents executed in connection herewith by Buyer has been duly approved by its Board of Directors, and no further corporate action is necessary on the part of Buyer to consummate the transactions contemplated by this Agreement. This Agreement and all other agreements of the Buyer contemplated hereunder constitute valid and binding obligations of the Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement (or any agreement contemplated hereunder) nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the Articles of Incorporation or By-Laws of the Buyer; (ii) conflict with or violate any decree, writ, injunction or order of any court or administrative or other governmental body which is applicable to, binding upon or enforceable against the Buyer; or (iii) result in any breach of or default (or give rise to any right of termination, cancellation or acceleration) under any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against the Buyer or its assets.

C. NO BROKER'S OR AGENT'S FEES. No agent, broker, finder, representative or other person or entity acting pursuant to the authority of the Buyer will be entitled to any commission or finder's fee in connection with the origination, negotiation, execution or performance of the transactions contemplated under this Agreement.

D. ACCURACY OF INFORMATION FURNISHED BY BUYER. No representation, statement or information made or furnished by Buyer to the Seller in this Agreement contains, or shall contain any untrue statement of any material fact or omits or shall omit any material fact necessary to make the information contained herein true.

E. REGISTRATION. The EarthCare Common Stock delivered to Seller on the Closing Date has been duly registered with the Securities and Exchange Commission (the "SEC") on Form S-1 effective December 9, 1998, and such

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registration statement is true and correct in all material respects and does not omit to state any material information necessary to make such registration statement not misleading.

F. REPORTS AND FINANCIAL STATEMENTS. Buyer has made available to Seller a copy of each report, schedule, registration statement and definitive proxy statement filed by Buyer with the SEC since September 1, 1998 (as such documents have since the time of their filing been amended, the "Buyer SEC Reports") which are all the documents (other than preliminary material) that Buyer was required to file with the SEC since such date. As of their respective dates, the Buyer SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Reports. As of their respective dates, the Buyer SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

         The audited consolidated financial statements and unaudited interim financial statements of Buyer included in such reports (the "Buyer Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of Buyer and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods of then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

         1. Absence of Undisclosed Liabilities. Except for matters disclosed in the Buyer SEC Reports, neither Buyer nor any of its subsidiaries had at December 31, 1998, or has incurred since that date, any liabilities or obligations whether absolute, accrued, contingent, or otherwise) of any nature, except liabilities, obligations or contingencies (i) which are accrued in the ordinary course of business or reserved against in the Buyer Financial Statements or reflected in the notes thereto or (ii) which were incurred after December 31, 1998, and were incurred in the ordinary course of business and consistent with past practices, and except, in either case, for any such liabilities, obligations or contingencies which would not, in the aggregate, have a material adverse effect.

         2. No Restrictions Regarding the EarthCare Stock. Except as set forth in the Lock-up Agreement, the EarthCare Common Stock to be issued pursuant to the provisions of Section 1B(i) will, upon the issuance thereof, to the Seller, be (a) validly issued, fully paid, nonassessable and free and clear of any liens or encumbrances or any restrictions regarding the transferability thereof including, without limitation, any restrictions imposed pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any applicable "blue sky" laws and (b) duly registered and freely tradeable on NASDAQ.

         3. Information Supplied. None of the information to be supplied by Buyer, or their respective auditors, attorneys, financial advisors or other consultant or advisors, for inclusion in any documents to be filed with any federal or state regulatory agency in connection with the transactions contemplated hereby will, at the respective times of the filings, contain any untrue statement of a material fact or omit to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier such filing.

6. ADDITIONAL AGREEMENT OF THE SELLER.The Seller further agrees with the Buyer as follows:

A. DISCLOSURE OF FINANCIAL DATA. Seller acknowledges that Buyer is a publicly-traded corporation and that Buyer will be required under the applicable securities laws to publicly disclose detailed financial data concerning the Company's operations.

B. EXECUTION OF FURTHER DOCUMENTS BY SELLER. From and after the Closing, upon the reasonable request of the Buyer at Buyer's expense, the Seller shall execute, acknowledge and deliver such documents as may be appropriate to carry out the transactions contemplated by this Agreement.

C.       INDEMNIFICATION BY SELLER.

1. The Seller will indemnify, defend and hold the Buyer harmless from and against any and all damage, loss, cost, deficiency, assessment, liability or other expense (including reasonable attorney's fees, costs of court and litigation expenses, if any) suffered, incurred or paid by the Buyer as a result of:

         (a) The untruth, inaccuracy, breach or violation of any representation, warranty, covenant or other obligation of the Seller set forth in this Agreement or such other documents executed in connection herewith.

         (b) The assertion against the Buyer or the Company of any liability or obligation of the Company or of any claim relating to the operation of the Company's waste collection and transportation business, prior to the Closing Date, whether absolute or contingent, matured or unmatured, as of the Closing Date (including, without limitation, customer claims or disputes and excluding accounts payable and other liabilities disclosed to Buyer).

         (c) The enforcement of the Buyer's right to indemnification under this Agreement.

2. The Buyer shall give written notice to the Seller (and Escrow Holder if within 6 months of the Closing Date) of any bona fide claim, for indemnity against Seller not later than ten (10) days after Buyer has received notice or become aware thereof. Seller shall have the right, at his option, to compromise or defend, at his own expense and by his own counsel (which counsel shall be reasonably satisfactory to Buyer), any such action, suit or proceeding. Buyer and Seller agree to cooperate in any such defense or settlement and to give each other full access to all information relevant thereto.

3. The Holdback Shares and Holdback Cash shall constitute security for Seller's indemnification. The Holdback Shares and Holdback Cash shall be placed in escrow with a third party as agreed upon by Buyer and Seller. Payments, on account of any such claims, if any, shall be made with 40% cash and 60% stock, such stock being Valued as of the Closing Date. Buyer and Seller shall each pay 50% of the cost attributable to the escrow account. If Buyer makes no claim of breach of any of Seller's representations, warranties or covenants, then the Holdback Shares and Holdback Cash shall be delivered in full to Seller within one hundred eighty days of the Closing Date. In addition, Holdback Shares and Holdback Cash in amounts exceeding Buyer's claims shall be delivered to Seller within one hundred eighty days of the Closing Date.

4. If Buyer asserts there has been a breach of any of Seller's representations, warranties or covenants, then Buyer shall notify Seller in writing setting forth the nature of the breach and/or the amount of loss, damage, cost or expense, as provided above. A claim or claims by Buyer against Seller must total at least seven thousand five hundred dollars ($7,500.00) in the aggregate before Seller is liable for indemnification; however, once Buyer's claim(s) total at least seven thousand five hundred dollars ($7,500.00) in the aggregate, then Seller shall be liable for the incremental amount above $7,500.00. The balance of the Holdback Shares and Holdback Cash shall be delivered to Seller on the date on which any unresolved claim asserted by Buyer against Seller is finally resolved.

5. Seller's liability in connection with this Agreement shall in no event exceed the amount paid (with the EarthCare Common Stock being Valued as of the date hereof) for the Brehm Common Stock. Any claims of Buyer arising after 180 days from the Closing Date may be satisfied by Seller with cash or EarthCare Common Stock(Valued as of the date hereof), or any combination thereof, at the option of Seller. Seller's liability to Buyer or its affiliates for claims made under or in connection with this Agreement (whether such claim is for indemnity hereunder, or a claim based on breach of contract, warranty, tort or otherwise) shall in no event exceed the amount of cash paid to Seller plus the shares of EarthCare Common Stock delivered to Seller.

7.       ADDITIONAL AGREEMENT OF THE BUYER.

A. EXECUTION OF FURTHER DOCUMENTS BY BUYER. From and after the Closing, upon reasonable request of Seller at Seller's expense, Buyer shall execute, acknowledge and deliver to Seller all such further documents as may be appropriate to carry out the transactions contemplated by this Agreement.

B.                        INDEMNIFICATION BY BUYER.

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

1. The Buyer will indemnify and hold the Seller harmless from and against any and all damages, loss, cost, deficiency assessment, liability or other expense (including reasonable attorney's fees, costs of court and costs of litigation, if any) suffered, incurred or paid by the Seller as a result of:

         (a) The untruth, inaccuracy, breach or violation of any representation, warranty, covenant or other obligation of the Buyer set forth in or made in connection with this Agreement;

         (b) The assertion against the Seller of any liability or obligation of the Buyer or the Company or of any claim relating to the operation of the Company's waste collection and transportation business subsequent to the Closing Date (including, without limitation, customer claims or disputes); or

         (c) The enforcement of the Seller's right to indemnification under this Agreement.

2. The Seller shall give written notice to the Buyer of any claim, action, suit or proceeding relating to the indemnity herein provided by Buyer not later than ten (10) days after Seller has received notice thereof. Buyer shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel (which counsel shall be reasonably satisfactory to Seller), any such action, suit or proceeding. Seller and Buyer agree to cooperate in any such defense or settlement and to give each other full access to all information relevant thereto.

3. Except as herein expressly provided, the remedies provided in paragraph 7.B hereof shall be cumulative and shall not preclude assertion by the Seller of any other rights or the seeking of any other remedies available against the Buyer at law or in equity.

C        Buyer shall promptly notify Seller in writing upon receipt by Buyer of notice of any pending or threatened tax audits or assessments against the Company for the tax periods of the Company which include any time periods prior to the Closing Date. Seller shall have the exclusive right, at his own expense, to control any audit or determination by any taxing authority or other governmental body, initiate any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment of taxes for any taxable period described in the immediately preceding sentence, and the Seller shall retain all rights with respect to any tax refunds that may be due or payable with regard to any such taxable periods.

         In furtherance of the above, Buyer will cooperate fully with and, if requested by the Seller, will appoint Seller as a duly authorized officer of the Company solely for purposes of conducting any audits or examinations with respect to any of the tax returns described in the immediately preceding paragraph or any tax return with respect to which, or as the result of which, the Seller may have any liability, negotiating and approving all changes or adjustments to such tax returns or any tax return with respect to which, or as the result of which, the Seller may have any liability, and negotiating, approving and executing all agreements (including closing agreements) with the appropriate taxing authorities or other governmental bodies at the conclusion of any such audits or examinations, which shall binding upon the Company and Buyer. The Seller shall have sole and exclusive authority with respect to the conduct, negotiation and settlement of any such audits or examinations; provided, however, that (1) with respect to any matters that may adversely affect the Buyer or the Company after the Closing Date, the Seller shall consult with, and consider in good faith, the suggestions of the Buyer or Company, and the Seller shall not settle any such matter without Buyer's written consent, which consent will not be unreasonably withheld and (2) nothing set forth in this Section 7.C will alter or affect Buyer's right to receive, or the Sellers' obligation to provide, indemnity pursuant to Section 6 of the Agreement.

         Buyer, upon the request of the Seller, will, at any time and from time to time, afford to the Seller, or any representative of Seller, full and complete access to the books and records of the Company (including all accounting, financial and tax records) as shall be necessary to permit the Seller and the Company to effectuate the provisions of this Section 7.C and, in connection therewith, Buyer will make available, or cause to be made available, to the Seller, such qualified personnel of as the Seller shall reasonably request to assist in the compilation of the information necessary to prepare and file the tax returns referred to in this Section 7.C as well as may be necessary to respond to any audit that may be conducted from time to time with respect to such tax returns or any other tax returns filed by the Company on or prior to the Closing Date.

         Buyer agrees to not amend or cause to be amended any income tax return filed by the Company for tax years ending on or before the Closing Date, without obtaining the consent of Seller.

D        Confidentiality. Purchaser will maintain in confidence any confidential or proprietary written, oral, or other information obtained from the Seller in connection with this Agreement including, without limitation, the tax returns of the Company prior to the date hereof (it being understood that, in all events, such information may be disclosed to the Seller's affiliates, representatives and financing providers), unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault or such party,
(b) the use of such information is necessary in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated under the Agreement, or (c) the furnishing or use of such information is required by or necessary in connection with a legal requirement or proceeding.

8. CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligations of the Buyer to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

A. OPINION OF COUNSEL FOR SELLER. The Buyer shall have received an opinion from counsel for the Seller dated the date of the Closing, in the form of Exhibit 8.A, attached hereto.

B. RECEIPT BY THE BUYER OF NECESSARY CONSENTS. All necessary consents or approvals of third parties to any of the transactions contemplated hereby shall have been obtained, and satisfactory evidence of such consents or approvals shall have been delivered to the Buyer at Closing.

C. RESIGNATION OF OFFICERS AND DIRECTORS. Buyer shall have received such resignations of officers and directors of the Companies as shall have been requested by Buyer.

9. CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligations of the Seller to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

A. PRE-CLOSING OBLIGATIONS. The Buyer shall have performed and complied with all the obligations and conditions required by this Agreement to be performed or complied with by Seller at or prior to the Closing Date, including the execution and delivery of all documents and contracts required to be delivered at or before the Closing Date pursuant to this Agreement.

B. CORPORATE AUTHORITY OF BUYER. The execution and performance of this Agreement by the Buyer shall have been duly and legally authorized in accordance with applicable law, and the Buyer shall have furnished to counsel for the Seller certified copies of resolutions adopted by the Board of Directors of the Buyer authorizing and approving the execution and delivery of this Agreement and performance of the transactions contemplated hereunder.

C. OPINION OF COUNSEL FOR BUYER. The Seller shall have received an opinion from counsel for the Buyer dated the date of the Closing, in the form of Exhibit 9.C., attached hereto.

10. SELLER'S NON-COMPETE AND NON-SOLICITATION AGREEMENT. As inducement to Buyer to enter into this Agreement and perform its obligations hereunder, and in consideration of the payments to Seller pursuant to this Agreement, the Seller agrees that Seller will not, for period of five (5) years from the Closing Date, directly or indirectly (whether as owner, partner, shareholder, agent, employee, independent contractor, consultant or otherwise): (i) engage in the waste management business, waste collection and transportation business, landfill business, or any other business which directly competes with business of the Buyer, or with any subsidiary of Buyer as of the date of Closing, within, in each case, within the Counties of Chester, Burks, Montgomery, or Lehigh, Commonwealth of Pennsylvania; (ii) solicit any party who is or was a customer or supplier of the Company on the closing Date or at any time during the 12 month period immediately prior thereto for services of any type or quality being provided by the Company;
(iii) with the exception of Seller's son, solicit for employment any person who was or is an employee of the Company on the Closing Date, or at any time during the 12 month period immediately prior thereto (provided, however, that the exception for Seller's son shall not be construed as diminishing Seller's covenants contained in this Article); or (iv) either directly or indirectly, divulge, disclose, or communicate to any person, firm or corporation in any manner whatsoever any confidential information relating to the business of Buyer, or the Company. The term, "confidential information", as used herein means all information of a business or technical nature relative to the business of Buyer, the business of any customers of the Company or any business of any person, firm or corporation which consults with, or is affiliated with, Buyer or the Company. The term "confidential information" shall not include information in the public domain. Notwithstanding the foregoing, confidential information may be disclosed to the extent required by law or court order.

Each of the covenants contained in this Article are separate and independent. The Seller acknowledges and agrees that Buyer's and Company's remedies at law may be inadequate in the event of a breach or threatened breach of the covenants set forth herein, and in such event, Buyer and the Company shall be entitled to seek an injunction issued by any court of competent jurisdiction, enjoining and restraining each and every party concerned therewith from the creation or continuation of such breach.

11.      OTHER PROVISIONS.

A. CONSULTING AGREEMENT. At Closing, Buyer will enter into a written Consulting Agreement with Seller in a form substantially similar to Exhibit 11-A.

B. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, obligations and agreements of the parties contained in this Agreement, or in any writing delivered pursuant to provisions of this Agreement, shall survive the Closing for a period of two (2) years with the exception of representations and warranties concerning Paragraph 4.M. hereof, Tax Matters and Paragraph 4.P. hereof, Environmental Matters, which will survive for as long as any claims may be asserted under the applicable periods of limitation for violations of any tax (without extension) or environmental law, rule or regulation. All claims shall be made within the applicable survival period.

C. WAIVER OR EXTENSION OF CONDITIONS. The Seller or the Buyer may extend the time for or waive the performance of any of the obligations of the other party, waive any inaccuracies in the representations or warranties by the other party, or waive compliance by the other party with any of the covenants or conditions contained in this Agreement. Any such extension or waiver shall be in writing and signed by the Seller and the Buyer. Any such extension or waiver shall not act as a waiver or an extension of any other provisions of this Agreement.

D. NOTICES. Any notice, request or other document shall be in writing and sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the party to be notified at the following addresses, or such other address as such party may hereafter designate by written notice to all parties, which notice shall be effective as of the date of posting:

         (i)      If to the Buyer:
                  EarthCare Company
                  14901 Quorum Drive
                  Suite 200
                  Dallas, TX 75240

Copy to:          Robert C. Gist, Esq.
                  12809 Plum Hollow Drive
                  Oklahoma City, OK 73142-5148

         (ii)     If to the Seller:
                  Charles Brehm
                  315 Townshipline Road
                  Douglasville, PA 19518

Copy to:          Frank M. Macerato, Esq.
                  Stevens & Lee, P.C.
                  111 North Sixth Street
                  Reading, PA 19603

E. GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

F. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

G. HEADINGS. The subject headings of the Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

H. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

I. ARBITRATION. Any controversy or claim arising out of, in connection with, or relating to this Agreement or a breach thereof shall be settled by arbitration under the arbitration rules of the American Arbitrators Association. The arbitration proceeding shall be governed by the statutes of the Commonwealth of Pennsylvania, and the proceeding shall be held in Reading, Pennsylvania. The arbitration panel shall be comprised of three arbitrators. Each party shall appoint one arbitrator for the panel and the two so appointed shall appoint a third. The panel shall resolve the dispute within sixty (60) days of the appointment of the panel and shall notify the parties of its findings in writing. Each party agrees to bear its own costs of arbitrators and to split equally the cost of the third arbitrator.

Anything to the contrary contained in the above mentioned rules and statutes notwithstanding, the parties consent that any papers, notices, or process necessary or proper for the institution or continuance of, or relating to any arbitration proceeding, or for the confirmation of an award and entry of judgement on any award made, including appeals in connection with any judgement or award, may be served on each of the parties by registered mail addressed to the party at the notice address set forth above, or by personal service on the party in or without the above mentioned State. The parties hereby recognize and consent to the above mentioned arbitration association's jurisdiction over each and every one of them.

J. ENTIRE AGREEMENT; MODIFICATION. This Agreement (including the schedules attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the parties, and supersede any prior agreements and understandings relating to the subject matter hereof. This Agreement may be modified or amended by a written instrument executed by all parties hereto.

         IN WITNESS WHEREOF the parties have executed this Agreement as of the 31st day of March, 1999

"Seller"


-------------------------------------
Charles Brehm




"Buyer"



EarthCare Company



By:
   ----------------------------------
   James Farrell, Vice-President


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